As filed with the Securities and Exchange Commission on December 8, 2023

Registration No. 333-275239

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VCI GLOBAL LIMITED
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	6719	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

B03-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar
59200 Kuala Lumpur
+603 7717 3089

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas
31st Floor, New York, NY 10036
Telephone: (212) 930-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross Carmel, Esq. Jeffrey Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10018 (646) 838-1310	Rick A. Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 (212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 8, 2023

PRELIMINARY PROSPECTUS

VCI Global Limited

(Incorporated in the British Virgin Islands)

Up to 1,945,525 Ordinary Shares

Pre-Funded Warrants to Purchase Up to 1,945,525 Ordinary Shares

Series A Warrants to Purchase Up to 1,945,525 Ordinary Shares

Series B Warrants to Purchase Up to 1,945,525 Ordinary Shares

Placement Agent Warrants to Purchase Up to 155,642 Ordinary Shares

Ordinary Shares Underlying Series A Warrants

Ordinary Shares Underlying Series B Warrants

Ordinary Shares Underlying Pre-Funded Warrants

and

Ordinary Shares Underlying the Placement Agent Warrants

We are offering on a “reasonable best-efforts” basis up to 1,945,525 ordinary shares, no par value (“Ordinary Shares”), of VCI Global Limited, a British Virgin Islands business company, together with Series A warrants to purchase up to 1,945,525 Ordinary Shares (“Series A Warrants”, each a “Series A Warrant”) and Series B warrants (“Series B Warrants”, each a “Series B Warrant”) to purchase up to 1,945,525 Ordinary Shares, at an assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant, which represents the closing price of our Ordinary Shares on December 6, 2023. The Series A Warrants and the Series B Warrants are collectively referred to as the “Warrants.” Each Ordinary Share and the accompanying Series A Warrants and Series B Warrants, and the Pre-Funded Warrants (as defined below) and accompanying Series A Warrants and Series B Warrants, as the case may be, will be immediately separable and will be issued separately but must be purchased together in this offering, with each Ordinary Share that we sell in this offering being accompanied by one Series A Warrant and one Series B Warrant. Each Series A Warrant will have an assumed exercise price of $2.57 per share (representing 100% of the assumed combined offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Ordinary Shares on Nasdaq on December 6, 2023), will be exercisable upon issuance and will expire five years from the date of issuance. Each Series B Warrant will have an assumed exercise price of $2.57 per share (representing 100% of an assumed combined offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Ordinary Shares on Nasdaq on December 6, 2023), will be exercisable upon issuance and will expire 18 months from the date of issuance.

We are also offering to certain purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”, each a “Pre-Funded Warrant”) in lieu of Ordinary Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. The purchase price of each Pre-Funded Warrant is $2.569 (which is equal to the assumed combined public offering price per Ordinary Share and accompanying Warrants to be sold in this offering minus $0.001, the exercise price per Ordinary Share of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership limitations) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. The Pre-Funded Warrants and accompanying Series A Warrants and Series B Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. This offering also relates to the Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants and the Warrants. See “Description of Securities” for more information.

We refer to the Ordinary Shares, Pre-Funded Warrants, if any, and the Warrants collectively, as the “Securities.”

The assumed combined offering price per (i) Ordinary Share and accompanying Series A Warrant and Series B Warrant of $2.57, and (ii) Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant of $2.569, used throughout this prospectus has been included for illustration purposes only, and may not be indicative of the final offering price. The actual combined public offering price may differ materially from the assumed price used in the prospectus and will be determined by negotiations between us and the Placement Agent (as defined below) and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our Ordinary Shares, and may not be indicative of prices that will prevail in the trading market.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VCIG”. On December 6, 2023, the last reported sales price of the Ordinary Shares on the Nasdaq Capital Market was $2.57. There is no established trading market for the Pre-Funded Warrants or the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants or the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Warrants will be limited.

There is no minimum number of Securities or minimum aggregate amount of proceeds for this offering to close. Neither we nor the placement agent, StockBlock Securities, LLC (“StockBlock” or the “Placement Agent”) have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the Securities offered hereunder. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering.

This offering will terminate on [●], 2023 unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the Securities purchased in this offering. The combined public offering price per Ordinary Share (or Pre-Funded Warrant) and accompanying Series A Warrant and Series B Warrant will be fixed for the duration of this offering.

We have engaged the Placement Agent as our exclusive placement agent to use its reasonable best efforts to arrange for the sale of the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the Securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the Securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, Placement Agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts described throughout this prospectus. We have agreed to pay the Placement Agent the fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” for more information regarding these arrangements.

You should read this prospectus, together with additional information described under the headings “Risk Factors” and “Where You Can Find More Information” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined under the federal securities laws and may elect to comply with reduced public company reporting requirements. Please read “Implications of Our Being an Emerging Growth Company” beginning on page 5 of this prospectus for more information.

We are a “foreign private issuer” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. Please read “Foreign Private Issuer Status” beginning on page 6 of this prospectus for more information.

	Per Ordinary Share and Accompanying Warrants		Per Pre-Funded Warrant and Accompanying Warrants		Total(1)

Public offering price	$	[●]	$	[●]	$	[●]
Placement Agent fees(2)	$	[●]	$	[●]	$	[●]
Proceeds before expenses to us(3)	$	[●]	$	[●]	$	[●]

(1)	Assumes no sale of Pre-Funded Warrants.

(2)	We have also agreed to pay for certain of the Placement Agent’s offering-related expenses. In addition, we have agreed to issue the Placement Agent or its designees warrants, or the Placement Agent Warrants, to purchase a number of Ordinary Shares equal to 8% of the Ordinary Shares placed in this offering (including the Ordinary Shares issuable upon the exercise of any Pre-Funded Warrants), at an exercise price of $[●] per share, which represents 125% of the public offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant. See “Plan of Distribution” for a complete description of the compensation arrangements for the Placement Agent.

(3)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We estimate the total expenses of this offering, excluding the placement agent fees and expenses, will be approximately $200,000. For more information, see “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the Securities offered hereby against payment in New York, New York on or about [●], 2023, subject to satisfaction of customary closing conditions.

The date of this prospectus is __________, 2023

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of our subordinate voting shares.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the Placement Agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that others use in their business. All rights to such trademarks are the property of their respective holders.

Throughout this prospectus, unless otherwise designated or the context suggests otherwise

●	all references to the “Company,” the “registrant,” “VCI,” “VCI Global,” “we,” “our,” or “us” in this prospectus mean VCI Global Limited, a BVI business company;

●	all references to the “British Virgin Islands” and “BVI” in this prospectus mean the British Overseas Territory officially known as the Virgin Islands or the Territory of the British Virgin Islands;

●	“year” or “fiscal year” mean the year ending December 31st;

●	our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board. Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them; and

●	unless otherwise noted: (i) all industry and market data in this prospectus is presented in U.S. dollars, (ii) all financial and other data related to VCI in this prospectus is presented in U.S. dollars, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, (iv) all references to “RM” in this prospectus refer to Malaysian Ringgits, and (v) all information in this prospectus assumes the issuance and sale of the maximum number of Ordinary Shares available in this offering.

While we maintain our books and records in U.S. dollars, the presentation currency for our financial statements and also our functional currency, as a holding company, our material assets are our direct equity interests in our subsidiaries, and we are therefore dependent upon the results of operations of our subsidiaries, which are denominated primarily in the Malaysian Ringgit (RM), and as such our consolidated results of operations may be affected by changes in the local exchange rates to the U.S. dollar.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including in particular the section entitled “Risk Factors,” in this prospectus, Item 4, “Information on the Company”; Item 5, “Operating and Financial Review and Prospects”; Item 6,“Directors, Senior Management and Employees”; Item 7, Major Shareholders and Related Party Transactions”; Item 8, “Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2022, the other sections of the documents incorporated by reference in this prospectus and the financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in our securities.

Overview

We are a multi-disciplinary consulting group with key advisory practices in the areas of business and technology. Each of our segments and practices is staffed with consultants recognized for their wealth of knowledge and established track records of delivering impact. With our core group of experts experienced in corporate finance, capital markets, legal, and investor relations, we illuminate our clients’ paths to success by helping them foresee impending challenges and identify business opportunities. We leverage our in-depth expertise to assist clients in creating values by providing profitable business ideas, customizing bold strategic options, offering sector intelligence, and equipping clients with cost-saving solutions for lasting growth.

Since our inception in 2013, we have been delivering our services to companies ranging from small-medium enterprises and government-linked agencies to publicly traded conglomerates across a broad array of industries. Our business operates solely in Malaysia, with clients predominantly from Malaysia, and some engagements with clients from China, Singapore and the United States.

We have segregated our services in the following segments:

Business Strategy Segment

Business Strategy Consultancy – We focus on listing solutions, investors relations and boardroom strategies consultancy. We have established a diverse local and international clientele, providing them our services in both local and cross-border listings. Our roles begin from pre-listing diagnosis and planning to the finalization of the entire listing process. To better serve our clients, we extended our services line to include investor relations consultation, where we help our clients effectively handle investors’ expectations and manage communications. Further, we also offer services in attaining effective boardroom strategies for value creation and inclusive growth. Over the years, our consulting services have successfully propelled our clients’ businesses to the next level with strategic options, including mergers and acquisitions, initial public offerings, restructuring and transformation.

Our business strategy consultancy segment performs the following functions:

●	Advise clients on multitrack approaches to capital raising strategies;

●	Evaluate and assess clients’ businesses and perform IPO readiness diagnostic, including health checks on the company’s management, financial and legal structure;

●	Assemble external professionals for the IPO process and assist in building a quality management team, robust financial and corporate governance;

●	Assist in fine-tuning business plans, articulate compelling equity stories and advise on strategic options to maximize clients’ business values;

●	Manage due diligence investigations and peer industry analysis;

●	Prepare pre-IPO investment presentations materials for clients;

●	Liaise with investors for pre-IPO capital raising;

●	Design marketing strategy and promote the company’s business;

●	Assist with cross-border listing in countries including but not limited to, Malaysia, China, Singapore, and the United States.

Our Investor Relations Services

In January 2021, our direct subsidiary V Capital Kronos Berhad acquired Imej Jiwa, an investor and public relations consultancy firm, which will allow us to better serve companies seeking to list and trade on public exchanges. Imej Jiwa’s highly-skilled investor relations (“IR”) professionals help companies that are preparing for a successful IPO set up an effective IR team. To date, we are serving more than 40 public-listed Malaysian companies, which represent more than 4% of total Malaysian publicly listed companies.1 For instance, we have been engaged by Malaysia’s largest home improvement retailer who consummated the biggest IPO in Malaysia since 2017, and the Malaysian leading dairy producer who consummated the second largest IPO in Malaysia since 2017 to provide IR consultancy services. Our IR team builds strategies and communicates effectively to drive stakeholder and media engagement throughout the IPO roadshow and post-IPO process. We are equally committed to sharpen client’s investment narratives and to deliver it to the right investors through the best channel.

Our Boardroom Strategy Services

We leverage our multiple practices and our connections with professionals across an array of industries to complement clients’ businesses by offering a holistic approach to achieve sustainable growth with high return on capital. Given the exponentially rising expectations from investors, unprecedented economic disruptions, and fragmentation of traditional markets, we believe more companies need carefully planned strategies to stay ahead of the trend and the competition through restructuring or transformation. We help our clients make the right moves by being involved in boardroom discussions and advising them on strategic options, particularly when it comes to exploring opportunities in offshoring, partnering, merger and acquisitions (“M&A”), deals outsourcing and initial public offerings. We have recently been engaged to consult on boardroom strategies for one of the largest hospitality groups in Malaysia as well as company that is a pioneer in human resources technology provider in Malaysia.

Technology Consultancy Services & Solutions

Our technology consultancy services and solutions keep our clients ahead of major technology and industry trends, including next-generation digital transformation, software development, blockchain solutions and the industry restructuring brought upon by the convergence of these technologies.

[1]	As of 2022, there were 991 publicly listed companies in Malaysia (Refer: https://www.bursamalaysia.com/listing/listing_resources/ipo/listing_statistic)

We capitalize the transformative power of technology to push companies through to the next level. With the increasing global significance of data analytics and digital transformation in enhancing existing business models, we have established relationships with technology experts to provide the following services:

➢	Digital Development - We evaluate clients’ businesses and offer structured digitalization strategies to ensure their businesses achieve target business objectives. At times, the business digitalization journey from vision to execution can be complex. Our experts illuminate the paths for our clients by mapping their digitalization journeys in detail using deep domain expertise to define focused and effective strategic responses. We emphasize rich content, focused delivery, and innovative and result-driven strategies as we guide our clients toward a cost-saving path that increases efficiency and distinctive competitive advantage. Our technology experts coupled with our established relationship with data analytic pioneers allow us to deliver efficient and innovative tailored digital solutions to resolve clients’ problems. We strive to provide the best solutions to clients across sectors.

➢	Fintech Solution – We offer fintech solutions, insights, and a multidimensional approach to advising and collaborating to help companies adapt to the ever-evolving business environment and provide support to organizations. One of our subsidiary companies, Accuventures Sdn Bhd (“Accuventures”) is a dynamic and experienced information technology (IT) and financial technology (fintech) provider founded by a group of international industry professionals with years of knowledge and experience in the fintech and IT industry. With Credilab Sdn Bhd (a fully owned subsidiary of Accuventures) (“Credilab”), Accuventures is capable of offering its clients the easiest and fastest route to obtain instant cash loans. Credilab is currently operating a licensed money lending business in Malaysia with the approval granted by the Ministry of Housing and Local Governments. Their financial services are designed to address everyday needs of Malaysians in an innovative way by utilizing cutting-edge technology to enable easy access hassle-free to money lending services.

➢	Software Solutions – We offer custom software to a wide range of clients, from small to midsize companies that are both private and public-listed companies. Our software solutions team aims to assist clients in identifying upcoming technology trends and opportunities while offering tailored software, designed to meet the specific needs of every client. Our solutions services begin with an analysis of problems followed by the designing, customizing, building, integrating, and scaling of software. With our vast network of relationships with software industry experts, we are able to help clients source for the most suitable technology that matches their business needs.

➢	Upcoming SaaS – Moving forward, we plan to offer SaaS management software for our clients to provide automated management, critical insights and intuitive data security. With our SaaS platform, clients can closely monitor the SaaS subscriptions and stay on top of key usage data across their organizations.

Recent Developments

Recent Offerings

On May 29, 2023, the Company executed a private placement offering subscription booklet, of which a share purchase agreement forms a part (the “Subscription Booklet”) with GlobexUS Holdings Corp., a Delaware corporation (the “GlobexUS”). Subject to the terms and conditions set forth in the Subscription Booklet, the Company subscribed 500 shares of common stock, par value $.0001 per share of GlobexUS in consideration of 600,000 restricted shares of the Company’s Ordinary Shares, at a value of $2.50 per share.

Change in Dividend Policy and Payment of Cash Dividend

On June 6, 2023, the Company announced that it had declared a first single tier interim dividend of $0.01 per Ordinary Share. The dividend was paid out on July 31, 2023, to shareholders of record on July 3, 2023 in the amount of $104,557.28.

The Company also announced a change in its dividend policy. Going forward, dividends will be paid to shareholders on a regular basis at the end of each financial year, irrespective of any interim dividends, which may be declared intermittently. The Company’s Board of Directors shall have the sole discretion on the annual amount of dividend to be paid to the shareholders.

Collaboration Agreement

On July 19, 2023, the Company entered into a Collaboration Agreement (the “Collaboration Agreement”) with Treasure Global Inc (Nasdaq: TGL) (“TGL”), a Malaysian solutions provider developing innovative technology platforms, in which the Company and TGL agreed to collaborate to develop an AI-powered travel platform (“Platform”) which utilizes advanced technology, including high-tech and predictive technology, to assist its users in discovering the best places to visit, explore, dine and engage in various activities during their travel in Malaysia. Furthermore, the Platform aims to facilitate the seamless booking of flights, hotels, car rentals, theme park tickets and concert show tickets.

Pursuant to the Collaboration Agreement, the Company and TGL will share ownership and profits generated from this collaboration on a 50:50 basis.

Software Agreement

On July 20, 2023, ZCity Sdn Bhd, formerly known as Gem Rewards Sdn Bhd (“ZCity”), a wholly owned subsidiary of TGL, entered into a Software Development Agreement (the “Software Agreement”) with the Company, in which ZCity shall create, design, produce, develop, finalize, commission and deliver to the Company the Platform.

Pursuant to the Software Agreement, in consideration of the service provided by ZCity to the Company, on August 1, 2023, the Company issued to ZCity 286,533 Ordinary Shares.

Corporate Information

Our principal executive offices are located at B03-C-8 Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia, and our registered address in BVI is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Our telephone number is +6037717 3089. The address of our website is https://v-capital.co/. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Sichenzia Ross Ference Carmel LLP, 1185 6th Ave 31st Fl, New York, NY 10036.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements, and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4I under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to and, in reliance on home country practice, we do not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of our amended and restated memorandum and articles of association, our board of directors is authorized to issue securities, including Ordinary Shares, preferred shares, warrants and convertible notes without shareholder approval;

●	we are not required to provide certain Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company Status

Our founding shareholder, Mr. Hoo Voon Him, owns 50.2% of the voting power of our outstanding Ordinary Shares and after the completion of this offering (assuming the maximum number of Ordinary Shares and accompanying Series A Warrants and Series B Warrants are sold in this offering and no Pre-Funded Warrants are sold), will own 46.2% of our Ordinary Shares. As a result, we are now and if less than all the Ordinary Shares are sold in this offering, may continue to be a “controlled company” under the Nasdaq Capital Market’s governance standards, defined as a company of which more than 50% of the voting power is held by an individual, group or another company. As a “controlled company,” we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not currently rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See “Risk Factors—Risks Related to The Ownership of Our Securities -- As a “controlled company” under the rules of The Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders” for more information.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities including “Risk Factors,” section in this prospectus starting on page 11 and under similar captions in the documents incorporated by reference into this prospectus and our consolidated financial statements contained in our Annual Report on Form 20-F for the year ended December 31, 2022 and incorporated by reference to this prospectus.

Issuer	VCI Global Limited

Securities offered by us

Up to 1,945,525 Ordinary Shares and accompanying Series A Warrants to purchase up to 1,945,525 Ordinary Shares and Series B Warrants to purchase 1,945,525 Ordinary Shares at an assumed combined public offering price of $2.57 per Ordinary Share and Series A Warrant and Series B Warrant. Each Warrant will have an assumed exercise price of $2.57 per share (100% of the assumed combined public offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant), is exercisable immediately and with respect to the Series A Warrants, will expire five years from the date of issuance and with respect to the Series B Warrants will expire 18 months from the date of issuance. Each Ordinary Share and each accompanying Warrant is immediately separable upon issuance and will be issued separately in this offering.

We are also offering to certain purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of each purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants, in lieu of Ordinary Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of each purchaser, 9.99%) of our outstanding Ordinary Shares. The assumed combined offering price of each Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant is $2.569 (equal to the price at which each Ordinary Share and accompanying Series A Warrant and Series B Warrant is being sold to the public, minus $0.001, the exercise price per Ordinary Share of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. Each Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant are immediately separable upon issuance and will be issued separately in this offering but must be purchased together in this offering. We are also registering the Ordinary Shares issuable from time to time upon the exercise of the Pre-Funded Warrants offered hereby. See “Description of Securities” for more information.

Warrants to be offered by us

Each Series A Warrant will have an assumed exercise price of $2.57 per share (100% of the assumed combined public offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date.

Each Series B Warrant will have an assumed exercise price of $2.57 per share (100% of the assumed combined public offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant), will be immediately exercisable and will expire 18 months after the original issuance date.

Each Warrant is exercisable for one Ordinary Share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Ordinary Shares as described herein. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date, in the case of the Series A Warrants and 18 months in the case of the Series B Warrants. The Warrants will not trade on the Nasdaq Capital Market or on any other trading platform. The Ordinary Shares and accompanying Series A Warrants and Series B Warrants, and the Pre-Funded Warrants and accompanying Series A Warrants and Series B Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of Ordinary Shares issuable upon exercise of the Warrants and Pre-Funded Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities—Warrants.”

Lock-Up Agreements

All of our executive officers and directors will enter into lock-up agreements with the Placement Agent. Under these agreements, each of these persons may not, without the prior written approval of the Placement Agent, offer, sell, contract to sell or otherwise dispose of or hedge Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 60 days after the date of the closing of this offering. For more information, see section titled “Plan of Distribution.”

We have agreed that, except for certain exempt issuances described in the securities purchase agreement, for a period of 60 days following the closing of this offering, we will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than the prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan.

In addition, we have agreed, with certain exceptions, that for a period of 90 days following the closing of this offering, we will not enter into a Variable Rate Transaction.

“Variable Rate Transaction” means a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Ordinary Shares, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, whereby we may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, after 60 days following the closing of this offering, the issuance of Ordinary Shares in an “at the market” facility with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction.

Best efforts offering

We have agreed to offer and sell the Securities offered hereby directly to the purchasers. We have retained StockBlock to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the Securities offered by this prospectus. The Placement Agent is not required to buy or sell any specific number or dollar amount of the Ordinary Shares offered hereby. For more information, see section titled “Plan of Distribution.”

Assumed Combined Public Offering Price	$2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Ordinary Shares on Nasdaq on December 6, 2023 and $2.569 per Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Ordinary Shares on Nasdaq on December 6, 2023 minus $0.001.

Ordinary Shares outstanding prior to this offering [1]	38,027,579

Ordinary Shares outstanding after the offering	39,973,104 Ordinary Shares (assuming no sale of any Pre-Funded Warrants and assuming no exercise of the Warrants).

Placement Agent Warrants

The registration statement of which this prospectus is a part also registers the Placement Agent Warrants to purchase up to 155,642 Ordinary Shares (equal to 8% of the aggregate number of Ordinary Shares (including the Ordinary Shares issuable upon the exercise of any Pre-Funded Warrants), placed in this offering) to be issued to the Placement Agent or its designees, as a portion of the placement agent compensation payable in connection with this offering, as well as the Ordinary Shares issuable upon the exercise of the Placement Agent Warrants. The Placement Agent Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one-half year period commencing 180 days after issuance at an exercise price of $[●] (125% of the combined public offering price of the Ordinary Shares and accompanying Series A Warrants and Series B Warrants). Please see “Plan of Distribution—Placement Agent Warrants” for a description of these warrants.

Use of Proceeds

We plan to use the net proceeds we receive from this offering and any proceeds from the exercise of Warrants to engage in (i) investing in client initial public offerings (25%); (ii) strategic acquisitions of businesses (25%); (iii) financing initiatives (25%); (iv) research and development for technology related areas (15%); and (v) team expansion (10%). We have not currently identified any targets for acquisition or financing initiatives.

Nasdaq Capital Market symbol	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VCIG”. There is no established trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants or Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Risk Factors	The investment of our securities involves substantial risks. See “Risk Factors” in this prospectus and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our Ordinary Shares.

Transfer Agent and Registrar	VStock Transfer LLC

The number of Ordinary Shares to be outstanding after this offering is based on 38,027,579 Ordinary Shares outstanding as of December 8, 2023 and excludes:

●	250,000 Ordinary Shares issuable upon the exercise of warrants issued to Exchange Listing, LLC, at an exercise price of $4.00 per Ordinary Share;

●	up to 3,891,050 Ordinary Shares issuable upon the exercise of the Warrants offered hereby; and

●	up to 155,642 Ordinary Shares issuable upon the exercise of the Placement Agent Warrants offered hereby.

Unless expressly indicated or the context requires otherwise, all information in this prospectus assumes no Pre-Funded Warrants are purchased in this offering.

[1]	As of December 8, 2023

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our future business, prospects, financial condition and results of operations;

●	our status as a foreign private issuer;

●	our ability to protect the confidential information of our clients;

●	loss of our key management and employees or their work product;

●	risks inherent in operating in foreign jurisdictions;

●	any failure to comply with laws and regulations including workplace safety and other regulatory requirements;

●	Our ability to generate additional capital;

●	Our ability to defend against legal, administrative or investigative proceedings;

●	a natural disaster, global pandemic or other disruption at our operations;

●	the impact on our results of possible fluctuations in interest rates, foreign currency exchange rates, costs and taxes;

●	significant legal proceedings, claims, lawsuits or government investigations;

●	general industry, economic and business conditions;

●	The use of net proceeds from this offering;

●	our ability to maintain compliance with Nasdaq’s listing standards; and

●	any failure to maintain effective internal control over financial reporting or disclosure controls or procedures.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications, including industry data and information and industry statistics from various publicly available sources. Statistical data in these publications may also include projections based on a number of assumptions. If any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our Annual Report on Form 20-F, and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our Ordinary Shares could decline materially and you could lose all or part of your investment.

Risks Related to the Operation of our Business

Any future expenses incurred by our directors and officers in connection with legal, administrative or investigative proceedings involving the Company could have a material adverse impact on our results of operations, financial condition and liquidity, particularly since we do not currently have director and officer insurance. Our lack of D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

From time to time, we may be subject to legal, administrative or investigative proceedings. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have not obtained directors and officers liability (“D&O”) insurance to cover such risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a legal, administrative or investigative proceeding as a result of their service to the Company. While we are evaluating whether or not to obtain such insurance, there can be no assurance that we will do so at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither BVI law nor our amended and restated memorandum and articles of association require us to indemnify or advance expenses to our officers involved in such legal, administrative or investigative proceedings, we expect that we would do so to the extent permitted by BVI law. Additionally, our amended and restated memorandum and articles of association require us to indemnify our directors involved in such legal, administrative or investigative proceedings to the extent such director acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, such director had no reasonable cause to believe that their conduct was unlawful. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal, administrative or investigative proceedings based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We will require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Ordinary Shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results and financial condition.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require foreign private issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain Ordinary Share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, in order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

After the closing of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting principles generally accepted in the U.S. We must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. This will require that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our Ordinary Shares could decline, and we could be subject to sanctions or investigations by Nasdaq, the Securities and Exchange Commission, the SEC or the Commission, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

If we are unable to maintain effective disclosure controls and procedures, our share price and investor confidence could be materially and adversely affected.

We are required to maintain disclosure controls and procedures that are effective. Because of their inherent limitations, the Company’s disclosure controls and procedures, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls and procedures will prevent or detect misstatements or omissions. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

We will continue to incur significant increased costs as a result of operating as a public company in the United States, and our management will be required to devote substantial time to new compliance initiatives.

As a public company in the United States, we will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will be subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, as well as rules and regulations subsequently implemented by the SEC and Nasdaq including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. The Exchange Act requires, among other things, that we file annual and reports of foreign private issuer with respect to our business and results of operations. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an “emerging growth company,” as defined by the JOBS Act. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations.

Risks Related to our Intellectual Property

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Our employees may have been previously employed at other companies in the industry, including our competitors or potential competitors. Although we are not aware of any claims currently pending against us, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of the former employers of our employees. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize product(s), which would materially adversely affect our commercial development efforts.

If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our services could be significantly diminished.

We rely on trade secret protection and confidentiality agreements to protect our interests in our trade secrets, know-how, technology or other proprietary information and processes, all of which constitute confidential information. Trade secrets and know-how can be difficult to protect and we may not be able to protect our confidential information adequately. We have a policy of requiring our clients, contract personnel, advisers and third-party partners to enter into confidentiality agreements and our employees to enter into invention and non-disclosure agreements. However, no assurance can be given that we have entered into appropriate agreements with all of our clients, contract personnel, advisers, third-party partners or other parties that have had access to our confidential information. There is also no assurance that such agreements will provide for a meaningful protection of confidential information in the event of any unauthorized use or disclosure of information. Furthermore, we cannot provide assurance that any of our employees, clients, contract personnel or third-party partners, either accidentally or through willful or intentional misconduct, will not cause serious damage to our programs and/or strategy, by, for example, disclosing confidential information to our competitors. It is also possible that confidential information could be obtained by third parties as a result of breaches of our physical or electronic security systems, our consultants, advisers, third-party partners or other parties that have had access to our confidential information. Any disclosure of confidential information into the public domain or to third parties could allow our competitors to learn such confidential information and use it in competition against us. In addition, others may independently discover our confidential information. Any action to enforce our rights against any misappropriation or unauthorized access, use and/or disclosure of confidential information is likely to be time-consuming and expensive, and may ultimately be unsuccessful, or may result in a remedy that is not commercially valuable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. Any of the above events could materially adversely affect our business, prospects, financial condition and results of operation.

If we are found to infringe or violate the intellectual property rights of third parties, we could be forced to pay damages and defend against litigation.

If our methods and, processes infringe the proprietary rights of other parties, it could incur substantial costs and we may have to obtain licenses, which may not be available on commercially reasonable terms, if at all; pay damages; and/or defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

Where claims are made by clients, resistance even to unmeritorious claims could damage client relationships. There can be no assurance that licenses will be available on acceptable terms and conditions, if at all. Furthermore, because of the potential for high court awards that are not necessarily predictable, and the resources required to engage in a full defense of such allegations, it is not unusual to find even arguably unmeritorious claims settled for significant amounts. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business could be materially and adversely affected.

Risks Related to the Ownership of Our Securities

The trading price of our Ordinary Shares has been, and is likely to continue to be, volatile, which could result in substantial losses to our investors.

From the closing of our initial public offering on April 17, 2023 to the date of this prospectus, the trading price of our Ordinary Shares has ranged from $1.65 to $17.01 per Ordinary Share. The trading price of our Ordinary Shares is likely to continue to be volatile and could fluctuate widely due to factors beyond our control. Some of the factors that may cause the market price for our Ordinary Shares to fluctuate include:

●	Actual or anticipated fluctuations in our key operating metrics, financial condition and operating results;

●	Actual or anticipated changes in our growth rate;

●	Announcements by us or our competitors of significant services, contracts, acquisitions or strategic alliances;

●	Our announcement of actual results for a fiscal period that are lower than projected or expected or our announcement of revenue or earnings guidance that is lower than expected;

●	Changes in estimates of our financial results or recommendations by securities analysts;

●	Changes in market valuations of similar companies;

●	Changes in our capital structure, such as future issuances of securities or the incurrence of debt;

●	Regulatory developments in BVI, Malaysia, the United States or other countries;

●	Actual or threatened litigation involving us or our industry;

●	Additions or departures of key personnel;

●	A change in control of the Company;

●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	Further issuances of Ordinary Shares by us;

●	Sales of Ordinary Shares by our shareholders;

●	Repurchases of Ordinary Shares;

●	Changes in general economic, industry and market conditions;

●	There is no public market for the Warrants or the Pre-Funded Warrants being offered in this offering; and

●	Holders of our Warrants and Pre-Funded Warrants will have no rights as holders of Ordinary Shares until such warrants are exercised.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

You may not be able to resell your Ordinary Shares purchased in this offering at or above the public offering price you paid for your Ordinary Shares.

The factors described in the preceding risk factor may cause the market price and demand for our Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their Ordinary Shares and may otherwise negatively affect the liquidity of our Ordinary Shares. If the market price of our Ordinary Shares after this offering does not exceed the price you paid, you may not realize any return on your investment in us and may lose some or all of your investment. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

The price of our Ordinary Shares may rapidly fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors.

The trading price of our Ordinary Shares may be subject to instances of extreme stock price run-ups followed by rapid price declines and stock price volatility unrelated to both our actual and expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Further, the trading price of our Ordinary Shares is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume, actual or anticipated fluctuations in our results of operations; the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates or ratings by any securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors; announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments; changes in operating performance and stock market valuations of other companies in our industry; price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; changes in our Board or management; sales of large blocks of our Ordinary Shares, including sales by our executive officers, directors and significant stockholders; lawsuits threatened or filed against us; changes in laws or regulations applicable to our business; the expiration of lock-up agreements; changes in our capital structure, such as future issuances of debt or equity securities; short sales, hedging and other derivative transactions involving our capital stock; general economic and geopolitical conditions, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine.

As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a company incorporated in the BVI that is listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Corporate governance practices in the BVI, which is our home country, do not require (i) a majority independent board of directors; the establishment of a nominating and corporate governance committee (or having director nominations made by all independent directors); (ii) the establishment of a compensation committee; or (iii) the audit committee to be comprised of three directors, which are all Nasdaq corporate governance listing standards. Currently, we do not plan to rely on the home country practice with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. Notwithstanding the foregoing, we are not required to and, in reliance on home country practice, we do not intend to comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of our amended and restated memorandum and articles of association, our board of directors is authorized to issue securities, including Ordinary Shares, preferred shares, warrants and convertible notes without shareholder approval.

If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and the price of our Ordinary Shares.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe that we are engaged primarily in the business of providing business and technology consulting services and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as a business consulting firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities nor do we own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on a consolidated or unconsolidated basis. In that respect, we do not believe that we fall within the definition of an ‘investment company’’ under the 1940 Act because substantially all of our revenue has come from consulting fees and other factors such as the history of the Company, how the Company has represented itself in the marketplace and the lack of investing expertise by almost all of senior management.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact business with affiliates, could make it impractical for us to continue our business as currently conducted and would have a material adverse effect on our business, financial condition, results of operations and the price of our Ordinary Shares. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements on the 1940 Act.

Our founding shareholder, Chairman and Chief Executive Officer, Victor Hoo beneficially owns 50.2% of our outstanding Ordinary Shares and, together with his spouse, beneficially owns 64.5% of our outstanding Ordinary Shares, and this concentration of ownership and voting power will limit your ability to influence corporate matters.

Victor Hoo, our Chairman and Chief Executive Officer, continues to control our Company through his beneficial ownership of 50.2% of our outstanding Ordinary Shares and, together with his spouse, Karen Liew, our Executive Director, beneficially owns 64.5% of our outstanding Ordinary Shares. As a result, so long as Victor Hoo beneficially owns more than 50% of the outstanding Ordinary Shares, he will be able to effectively control our decisions and will be able to elect a majority of the members of our Board of Directors. Victor Hoo will also be able to direct our actions in areas such as business strategy, financing, distributions, acquisitions and dispositions of assets or businesses, and may cause us to make acquisitions that increase the amount of our indebtedness or number of outstanding shares of our capital stock.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Victor Hoo, our Chairman and Chief Executive Officer beneficially owns voting stock that provides him with approximately 50.2% of our outstanding Ordinary Shares. As long as Mr. Hoo owns in excess of 50% of our Ordinary Shares, we will be a “controlled company” as defined under the listing rules of The Nasdaq Stock Market LLC.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Our Memorandum and Articles of Association contains anti-takeover provisions which may discourage a third-party from acquiring us and adversely affect the rights of holders of our Ordinary Shares.

Our Memorandum and Articles of Association contains certain provisions that could limit the ability of others to acquire control of our company, including provisions that:

●	institute a staggered board of directors and restrictions on our shareholders to fill a vacancy on the board of directors;

●	impose advance notice requirements for shareholder proposals and meetings; and

●	expressly provide that the business and affairs of the Company shall be managed by, or under the direction or supervision of, the board of directors – and that the board of directors have all powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also make it more difficult for you and other shareholders to elect directors of your choosing and cause us to take other corporate actions that you desire.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our Ordinary Shares and our trading volume could decline.

The trading market for our Ordinary Shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our Ordinary Shares or publishes inaccurate or unfavorable research about our business, the price of our Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our Ordinary Shares could decrease, which might cause the price of our Ordinary Shares and trading volume to decline.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our Ordinary Shares could decline.

If our existing stockholders sell substantial amounts of our Ordinary Shares in the public market following this offering and the expiration of the lock-up agreements, the market price of our Ordinary Shares could decrease significantly. The perception in the public market that our existing stockholders might sell Ordinary Shares could also depress our market price. Upon whole or part exercise of the Warrants, we could significantly increase our outstanding Ordinary Shares.

In addition, the holders of Ordinary Shares will have the right, subject to certain exceptions and conditions, to require us to register their Ordinary Shares under the Securities Act, and they will have the right to participate in future registrations of securities by us. Registration of any of these outstanding Ordinary Shares would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. A decline in the price of shares of our Ordinary Shares might impede our ability to raise capital through the issuance of additional shares of our Ordinary Shares or other equity securities.

We currently report our financial results under IFRS, which differs in certain significant respects from U.S. GAAP.

Currently, we report our financial statements under IFRS. There have been and there may in the future be certain significant differences between IFRS and U.S. GAAP, including differences related to revenue recognition, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, if the market value of our Ordinary Shares held by non-affiliates exceeds $700 million, if we have more than $1.235 billion in annual revenue, or we issue more than $1.0 billion of non-convertible debt over a three-year period before the end of that period, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We may be or become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

The rules governing passive foreign investment companies (“PFICs”) can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to relate, in part, to (a) the market price of our ordinary shares and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. Moreover, our ability to earn specific types of income that we currently treat as non-passive for purposes of the PFIC rules is uncertain with respect to future years. Because the value of our assets for purposes of determining PFIC status will depend in part on the market price of our ordinary shares, which may fluctuate significantly. We do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we are a PFIC, a U.S. Holder (defined below) would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund (“QEF”) or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. We do not intend to comply with the reporting requirements necessary to permit U.S. Holders to elect to treat us as a QEF. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, the U.S. Holder is in its U.S. federal taxable income an amount reflecting any year end increase in the value of its ordinary shares. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (b) that was in existence on August 20, 1996, and validly elected under applicable Treasury Regulations to continue to be treated as a domestic trust.

Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to the ordinary shares.

We may not be able to pay any dividends on our ordinary shares in the future due to BVI law.

On June 6, 2023, the Company announced that it had declared a first single tier interim dividend of $0.01 per Ordinary Share. The dividend was paid out on July 31, 2023, to shareholders of record on July 3, 2023 in the amount of $104,557.28. The Company also announced that dividends will be paid to shareholders on a regular basis at the end of each financial year, irrespective of any interim dividends, which may be declared intermittently. However, the Company’s Board of Directors shall have the sole discretion on the annual amount of dividend to be paid to the shareholders and under BVI law, we may only pay dividends to our shareholders if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. Future dividends, if any, will be at the discretion of our Board of Directors, and will depend upon our results of operations, cash flows, financial condition, payment to us of cash dividends by our subsidiaries, capital needs, future prospects and other factors that our directors may deem appropriate.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

A possible “short squeeze” due to a sudden increase in demand of our Ordinary Shares that largely exceeds supply may lead to price volatility in our Ordinary Shares.

Investors may purchase our Ordinary Shares to hedge existing exposure in our Ordinary Shares or to speculate on the price of our Ordinary Shares. Speculation on the price of our Ordinary Shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of our Ordinary Shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Ordinary Shares for delivery to lenders of our Ordinary Shares. Those repurchases may in turn, dramatically increase the price of our Ordinary Shares until investors with short exposure are able to purchase additional Ordinary Shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Ordinary Shares that are not directly correlated to the performance or prospects of our Ordinary Shares and once investors purchase the Ordinary Shares necessary to cover their short position the price of our Ordinary Shares may decline.

Risks Related to this Offering

The Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Ordinary Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Ordinary Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Ordinary Shares and pay an assumed exercise price of $2.57 per Ordinary Share, prior to five years from the date of issuance, in the case of the Series A Warrants, and prior to 18 months from the date of issuance in the case of the Series B Warrants. After the fifth anniversary date of issuance, any unexercised Series A Warrants will expire and have no further value. After the 18-month anniversary date of issuance, any unexercised Series B Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants, if any, will equal or exceed their public offering prices. There can be no assurance that the market price of the Ordinary Shares will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of Warrants to exercise the Warrants.

Holders of the Warrants and Pre-Funded Warrants will have no rights as a shareholder until they acquire our Ordinary Shares.

Until holders of the Warrants or Pre-Funded Warrants acquire Ordinary Shares upon exercise of those warrants, the holders will have no rights with respect to the Ordinary Shares issuable upon exercise of those warrants. Upon exercise of those warrants, the holder will be entitled to exercise the rights of a shareholder as to the purchased Ordinary Shares only as to matters for which the record date occurs after such exercise.

There is no public market for the Warrants or Pre-Funded Warrants to purchase our Ordinary Shares being offered in this offering.

There is no established public trading market for the Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Investors in this offering may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares. Investors purchasing our Ordinary Shares or other securities in the future could have rights superior to existing holders of Ordinary Shares, and the price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the combined offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant.

New investors in our securities will experience immediate and substantial dilution after this offering.

The effective public offering price per Ordinary Share will be substantially higher than the pro forma as adjusted net tangible book value per share of the outstanding Ordinary Shares immediately after this offering. Based on an assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant, the closing sale price of our Ordinary Shares on Nasdaq on December 6, 2023, and our net tangible book value as of June 30, 2023, if you purchase our Securities (assuming no sale of Pre-Funded Warrants) in this offering you will pay more for your Ordinary Shares than the amounts paid by our existing shareholders for their Ordinary Shares and you will suffer immediate dilution of approximately $1.9935 per Ordinary Share in pro forma as adjusted net tangible book value. In addition, the Ordinary Shares issuable upon the exercise of the Warrants to be issued pursuant to the offering will further dilute the ownership interest of shareholders not participating in this offering and holders of Warrants who have not exercised their Warrants. As a result of this dilution, investors purchasing Securities in this offering may receive significantly less than the full purchase price that they paid for the Ordinary Shares purchased in this offering in the event of a liquidation. To the extent Ordinary Shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our Ordinary Shares in this offering, including the Ordinary Shares underlying the Pre-Funded Warrants, holders will incur further dilution.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering to expand marketing and brand enhancement related to our products, to fund our ongoing research and development activities, for personnel development and training and for resource management software development.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

This is a reasonable best-efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best-efforts to solicit offers to purchase the securities in this offering. Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for 90 days from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for 60 days from closing; and (iv) indemnification for breach of contract.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

USE OF PROCEEDS

Based upon an assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant and assuming no sale of Pre-Funded Warrants in this offering, we estimate that we will receive net proceeds of approximately $4,184,049 from this offering, after deducting the placement agent fees and estimated offering expenses payable by us, of approximately $815,950. However, because this is a reasonable “best-efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, we may not sell any or all of the Securities offered and the actual offering amount, the placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

A $1.00 increase or decrease in the assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant would increase or decrease the net proceeds from this offering by approximately $1,789,883.31, assuming that the number of Ordinary Shares and Warrants offered by us, as set forth on the cover page of this prospectus, remains the same and assuming no sale of Pre-Funded Warrants and after deducting the estimated placement agent fees and estimated offering expenses payable by us. An increase or decrease of 100,000 in the number of Ordinary Shares and accompanying Warrants offered by us would increase or decrease our proceeds by approximately $236,440, assuming the assumed combined public offering price of $2.57 per Ordinary Share and accompanying Warrants remains the same, and after deducting placement agent fees and estimated offering expenses payable by us. If the proceeds decrease for any reason, then we would proportionally reduce the amount of the net proceeds directed to the items set forth in the paragraph below relative to each item’s respective percentage allocation.

We plan to use the net proceeds we receive from this offering and any proceeds from the exercise of Warrants to engage in (i) client initial public offerings investment (25%); (ii) strategic acquisitions of businesses (25%); (iii) financing initiatives (25%); (iv) research and development for technology related areas (15%); and (v) team expansion (10%). We have not currently identified any targets for acquisition or financing initiatives.

Use of Net Proceeds
Client Initial Public Offerings Investment	$1,046,012.25
Strategic Acquisitions	$1,046,012.25
Financing Initiatives	$1,046,012.25
Technology – Research and Development (R&D)	$627,607.35
Team Expansion	$418,404.90
Total	$4,184,049.00

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

On June 6, 2023, we declared a first single tier interim dividend of $0.01 per Ordinary Share. The dividend was paid out on July 31, 2023, to the shareholders whose names are on the record at the close of business on July 3, 2023. On July 31, 2023, we paid out dividends in the amount of $104,557.28 to our shareholders.

Dividend will be paid to shareholders on a regular basis at the end of each financial year, irrespective of any interim dividends, which may be declared intermittently. Our Board of Directors shall have the sole discretion on the annual amount of dividend to be paid to the shareholders.

Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on then existing conditions. Under BVI law, the directors of the company can approve a distribution at any time and of such amount as they think fit, provided that the resolution of directors authorizing the distribution must include a Solvency Statement that, in the opinion of the directors, the company will, immediately after the distribution, satisfy the solvency test set out in the BVI Business Companies Act, 2004, being that:

i.	the value of the company’s assets exceeds its liabilities; and

ii.	the company is able to pay its debts as they fall due.

CAPITALIZATION

The following tables sets forth our cash and cash equivalents and our total capitalization as of June 30, 2023, as follows:

●	on an actual basis as of June 30, 2023;

●	on a pro forma basis after giving effect to the issuance of (i) 380,000 Ordinary Shares in aggregate to certain of our executive officers and employees upon pursuant to their employment agreements; (ii) the issuance of 47,924 Ordinary Shares to Exchange Listing, LLC pursuant to the anti-dilution clause in their consulting agreement; (iii) the issuance of 688,245 shares to Exchange Listing, LLC pursuant to their consulting agreement with the Company; (iv) 229,453 Ordinary Shares to Exchange Listing, LLC pursuant to the exercise of warrants at an exercise price of $4.00 per share; (v) 74,793 Ordinary Shares to Boustead Securities, LLC pursuant to the exercise of warrants at an exercise price of $4.00 per share; (vi) 286,533 shares to Zcity as consideration for its services; and (vii) 28,372 Ordinary Shares to Outside The Box Capital Inc. as the first tranche payment for its services; and

●	on a pro forma as adjusted basis to further give effect to the sale of 1,945,525 Ordinary Shares and accompanying Series A Warrants to purchase 1,945,525 Ordinary Shares and Series B Warrants to purchase 1,945,525 Ordinary Shares in this offering, at an assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant (assuming no sale of Pre-Funded Warrants in this offering), for net proceeds of approximately $4,184,049, after deducting placement agent fees and estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” and the consolidated financial statements and the related notes appearing in our Annual Report on Form 20-F and in our Report of Foreign Private Issuer on Form 6-K, filed with the SEC on October 4, 2023.

	Six months ended June 30, 2023
	Actual	Pro forma	Pro forma as adjusted(1)
Cash and cash equivalents	$3,283,888	$3,283,888	$7,467,937
Capitalization
Long-term debt	$589,085	$589,085	$589,085
Shareholders’ equity:
36,292,259 Ordinary Shares issued and outstanding on an actual basis, 38,027,579 Ordinary Shares issued and outstanding on a pro forma basis and 39,973,104 Ordinary Shares issued and outstanding on a pro forma as adjusted basis	$7,941,269	$10,491,270	$15,491,270
Accumulated other comprehensive income (loss)
Reserve	$1,672,143	$1,672,143	$1,672,143
Retained Earnings	$5,882,566	$5,882,566	$5,882,566
Total shareholders’ equity	$15,495,978	$18,045,979	$23,045,979
Total capitalization	$16,085,063	$18,635,064	$23,635,064

(1)	The number of our Ordinary Shares to be outstanding after this offering is based on 38,027,579 Ordinary Shares outstanding as of December 8, 2023 and excludes:

●	250,000 Ordinary Shares issuable upon the exercise of warrants issued to Exchange Listing, LLC, at an exercise price of $4.00 per Ordinary Share;

●	up to 3,891,050 Ordinary Shares issuable upon the exercise of the Warrants offered hereby; and

●	up to 155,642 Ordinary Shares issuable upon the exercise of the Placement Agent Warrants offered hereby.

DILUTION

If you invest in our Ordinary Shares, your interest will be immediately diluted $1.9935 per Ordinary Share, representing the difference between the combined public offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant and our pro forma as adjusted net tangible book value per Ordinary Share of $0.5765 as of June 30, 2023, after giving effect to this offering at an assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant, assuming that no Pre-Funded Warrants are sold in this offering. Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the pro forma as adjusted book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2023 was $15.5 million or $0.4270 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting pro forma as adjusted net tangible book value per Ordinary Share, after giving effect to the proceeds we will receive from this offering, from the assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant, the closing price of our Ordinary Shares on December 6, 2023 and after deducting placement agent fee and estimated offering expenses payable by us.

After giving effect to issuance of (i) 380,000 Ordinary Shares in aggregate to certain of our executive officers and employees pursuant to their employment agreements; (ii) the issuance of 47,924 Ordinary Shares to Exchange Listing, LLC pursuant to the anti-dilution clause in their consulting agreement; (iii) 688,245 shares to Exchange Listing, LLC pursuant to their consulting agreement with the Company; (iv) 229,453 Ordinary Shares to Exchange Listing, LLC pursuant to the exercise of warrants at an exercise price of $4.00 per share; (v) 74,793 Ordinary Shares to Boustead Securities, LLC pursuant to the exercise of warrants at an exercise price of $4.00 per share; (vi) 286,533 Ordinary Shares to ZCITY as consideration for its services; and (vii) 28,372 Ordinary Shares to Outside The Box Capital Inc. as the first tranche payment for its services, our pro forma net tangible book value as of June 30, 2023 would have been approximately $18.05 million, or approximately $0.4745 per Ordinary Share.

After giving further effect to the sale of the Ordinary Shares and accompanying Series A Warrants and Series B Warrants offered in this offering at an assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant, which is based on the estimated public offering price set forth on the cover page of this prospectus and after deduction of placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $23.05 million or $0.5765 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.1496 per Ordinary Share to the existing shareholders and an immediate dilution in net tangible book value of $1.9935 per Ordinary Share to investors purchasing our Securities in this offering.

The following table illustrates this dilution:

Assumed public offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant		$2.57
Historical net tangible book value per share as of June 30, 2023	$0.4270
Increase in net tangible book value per Ordinary Share attributable to the pro forma adjustments described above	$0.0476
Pro forma net tangible book value per Ordinary Share as of June 30, 2023	$0.4745
Increase in pro forma net tangible book value per Ordinary Share after giving effect to the offering	$0.102
Pro forma as adjusted net tangible book value per Ordinary Share as of June 30, 2023 after the offering	$0.5765
Dilution per Ordinary Share to investors in this public offering		$1.9935

A $1.00 increase (decrease) in the assumed combined public offering price of $2.57 per Ordinary Share and accompanying Series A Warrant and Series B Warrant, would increase the pro forma as adjusted net tangible book value per share by $0.05, and increase dilution to new investors by $0.9513 per share, in each case assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2023, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per Ordinary Share paid before deducting placement agent fees and estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders (Issued)	38,027,579	95.1%	$10,491,270.00	67.7%	$0.2759
New investors	1,945,525	4.9%	$4.999,999.25	32.3%	$2.5700
Total	39,973,104	100.0%	$15,491,269.20	100.0%

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Ordinary Shares and other terms of this offering determined at pricing.

The number of Ordinary Shares outstanding as of June 30, 2023, as shown above, is based on 36,292,259 Ordinary Shares issued to shareholders as of that date plus the issuance of (i) 380,000 Ordinary Shares in aggregate issued to certain of our executive officers and employees upon pursuant to their employment agreements; (ii) the issuance of 47,924 Ordinary Shares issued to Exchange Listing, LLC pursuant to the anti-dilution clause in their consulting agreement; (iii) the issuance of 688,245 shares issued to Exchange Listing, LLC pursuant to their consulting agreement with the Company; (iv) 229,453 Ordinary Shares issued to Exchange Listing, LLC pursuant to the exercise of warrants at an exercise price of $4.00 per share; (v) 74,793 Ordinary Shares issued to Boustead Securities, LLC pursuant to the exercise of warrants at an exercise price of $4.00 per share; (vi) 286,533 Ordinary Shares to ZCITY as consideration for its services; and (vii) 28,372 Ordinary Shares to Outside The Box Capital Inc. as the first tranche payment for its services.

To the extent that additional options or other securities are issued under our equity incentive plans, or we issue additional Ordinary Shares in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional Ordinary Shares or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of December 8, 2023.

Name	Age	Position
Victor Hoo	42	Chairman and Chief Executive Officer
Vivian Yong Hui Wun	33	Chief Operating Officer
Enyoo Hoeng Wei	32	Deputy Chief Operating Officer
Ang Zhi Feng	37	Chief Financial Officer
Audrey Liu Ser Wei	31	Chief of Corporate Affairs
Henry Chai Chin Loong	35	Chief Technology Officer
Carlson Thow	30	Chief Legal Officer
Deric Wong	46	Chief Marketing Officer
Marco Baccanello	60	Director
Jeremy Roberts	49	Director
Alex Chua Siong Kiat	52	Director
Ng Mun Huat	46	Director
Fern Ellen Thomas	60	Director
Karen Liew	37	Executive Director
Vincent Hong	42	Executive Director

Victor Hoo is our Chairman of the Board and Chief Executive Officer. Mr. Hoo is a seasoned corporate consultant board member and senior management of several private and public listed companies. He has accumulated15 years of experience across Asia, Australia, Europe, UK and the US in diversified industries which encompasses IT, real estate, telecom, aerospace, security, defense, mining, HCM, fintech, blockchain, entertainment, hospitality and education. Under his belt, VCI Global currently manages a portfolio of more than forty (40) publicly listed clients in Malaysia. From 2013 to 2018, Mr. Hoo was the Chief Financial Officer, Chief Investor Relations Officer and Board member of V Capital Consulting limited. Mr. Hoo graduated with a Bachelor of Arts from the University of Queensland in International Relations and Japanese, a Postgraduate in Law from the University of London, and obtained an Oxford Blockchain Programme Certificate from Said Business School, Oxford University.

Vivian Yong Hui Wun is our Chief Operating Officer. Ms. Yong has worked for the V Capital group since 2017. During her term in V Capital, she was involved in spearheading a few start-ups companies for the clients, spanning from real estate, Fintech, IT, eSports and others. Ms. Yong was also actively involved in leading local and foreign companies in their successful listing on world-renowned stock exchanges, including ASX, Nasdaq and Bursa Malaysia. As our Chief Operating Officer, Ms. Yong is responsible in overseeing the daily operations of the company, including project management, maintaining our client relationships, and liaising with external professional teams to ensure full alignment of business directions with regards to overall organization goals. Ms. Yong graduated with a Bachelor of Accounting and Finance, and a Master of Corporate Finance from the University of Adelaide.

Enyoo Hoeng Wei is our Deputy Chief Operating Officer. Mr. Enyoo has worked for the V Capital group since 2018. During his term in V Capital, he was actively involved in the company’s business where he focused on IPO advisory, mergers and acquisitions and fund raising. Mr. Enyoo has a specialty in financial statement analysis, forecasts and internal control. Prior to joining V Capital group, Mr. Enyoo served as a Senior Business Consultant with Cheng & Co. from 2013 to 2017. As our Deputy Chief Operating Officer, Mr. Enyoo is responsible for the overall strategy and business development of the organization. Mr. Enyoo graduated with a Diploma in Business Studies in 2010 and an Advanced Diploma in Business Studies in 2012 from Tunku Abdul Rahman College.

Ang Zhi Feng is our Chief Financial Officer and has worked for V Capital group since 2021. Prior to joining the V Capital group, Mr. Ang served as the financial controller/Senior Vice President in Finance for Asia Aviation Capital Limited & Asia Aviation from 2015 to 2020. As our Chief Financial Officer, Mr. Ang is responsible for the overall financial management and compliance affairs of the organization. Mr. Ang graduated with a Bachelor of Accounting from Swinburne University of Technology (Sarawak Campus) in 2007. Mr. Ang has also since in 2009 obtained his CPA in Australia.

Audrey Liu Ser Wei is our Chief of Corporate Affairs. Ms. Liu has worked for the V Capital group since 2017, and has been the personal assistant to the Chairman. As our Chief of Corporate Affairs, Ms. Liu is responsible for the management of human resources and general administrative support of the organization. Ms. Liu graduated with a Bachelor of Business from Help University in 2015.

Henry Chai Chin Loong is our Chief Technology Officer. Mr. Chai has worked for the V Capital group since January 2022. Prior to joining the V Capital group, Mr. Chai worked for Taylorbyte Solutions, a company he founded from 2019 to 2021, which provides custom-made solutions to help SMEs in digitalization process within their business process. From 2018 to 2019, Mr. Chai worked for FINX Capital Banking Sdn Bhd, where he oversaw all technology operations and coordinated project timelines for FINX blockchain, back-end infrastructure and mobile app. From 2015 to 2018, Mr. Chai joined MillApp Sdn Bhd as a Mobile Developer, where he was subsequently promoted to Project Manager. As our Chief Technology Officer, Mr. Chai is responsible for technology development, product testing, operation maintenance, and certain new businesses of our organization. Mr. Chai graduated with a Diploma in Science (Information Systems Engineering) in 2010 and a Bachelor of Information System in 2013 from University Tunku Abdul Rahman (UTAR).

Carlson Thow is our Chief Legal Officer. Mr. Thow has worked for the V Capital group since July 2022. Prior to joining the V Capital group, Mr. Thow practiced law as Senior Associate with Zaid Ibrahim & Co. (in association with KPMG Law) from 2019 to 2022, and as Legal Associate with Martin Cheah & Associates from 2018 to 2019. As our Chief Legal Officer, Mr. Thow is responsible for setting the overall legal strategy for the organization and its subsidiaries, and for providing legal counsel to senior management and the board of directors. Mr. Thow graduated with a Bachelor of Laws from the University of Northumbria at Newcastle in 2014, a Master of Laws from the University of Malaya in 2016, and a Master of Business Administration from Lancaster University in 2021. Mr. Thow has also obtained a Certificate of Legal Practice from the Legal Profession Qualifying Board of Malaysia in 2016, and he was admitted as an advocate and solicitor of the High Court of Malaya in 2018.

Deric Wong is our Chief Marketing Officer. Mr. Wong has worked for the V Capital group since March 2023. Mr. Wong has over 22 years of experience in the digital marketing industry and his responsibilities include planning, developing, and executing the organization’s marketing strategies. Prior to joining the V Capital Group, Mr. Wong is the Co-founder and Managing Director of LOCUS-T Sdn Bhd, a prominent digital marketing agency in Malaysia with a notable client portfolio, serving over 7,000 small and medium enterprises and multinational corporations since 2018. Mr. Wong holds an Advanced Diploma in Business Studies from Informatics College in Malaysia.

Marco Baccanello is a Director. Mr. Baccanello is an experienced corporate finance executive with expertise in advising companies operating in a broad range of industries, particularly within the technology space, in early to late-stage financings, growth strategy and strategic disposals, restructurings and acquisitions. In addition, he has experience in the preparation of the listing and initial public offering documents for companies on Nasdaq and international exchanges, with an emphasis on funding requirements and regulatory filings. Mr. Baccanello also has developed acquisition and marketing strategies for multiple digital opportunities, focusing on content published to app stores, including rapidly growing digital businesses in the technology and gaming space. From 2016 to present, Mr. Baccanello is a member of the Corporate Development team where he leads and manages business plan developments. Prior to that role, he was the Chief Financial Officer of PlayJam from 2010 to 2016, where he planned, implemented and managed all the finance activities, including business planning, budgeting, forecasting and negotiations. Mr. Baccanello’s experience as a former chartered accountant at PricewaterhouseCoopers and director of a private equity firm, specifically his expertise in managing growth businesses within the services, media and technology industries, make him a qualified director to serve on our Board. Mr. Baccanello earned a Bachelor’s degree in Economics at the University of Southampton.

Jeremy Roberts is a Director. Mr. Roberts is an experienced Corporate Financier with track-record of sourcing, structuring and negotiating and completing complex M&A deals and financings across a broad range of sectors and geographies. From 2013 to present Mr. Roberts has been the founder and director of J and L Roberts Advisors in London, UK., a corporate consultancy firm. At J and L, Mr. Roberts has, among other things, advised family owners, High Net Worth Individuals, corporate and private equity groups on growth strategies and expansion; structuring and raising capital for various business ventures; as well as M&A assignments. From 2013 to 2014 he was the Managing Director and consultant for i76 Sp Zoo in Warsaw, Poland. At i76, he completed Ipopema 76’s first acquisition: Impress Group from Constantia Industries and worked on post-acquisition and separation matters to post-acquisition optimize internal group structure. From 2011 to 2013, Mr. Roberts was a Principal at Corven Corporate Finance in London, UK. From 2002 to 2011, Mr. Roberts was a Director of Lansdowne Capital, an investment banking boutique, where he originated and executed transactions within the broader industrials sector. Between 2000 and 2002, Mr. Roberts was a Vice President in the investment banking division of Credit Suisse in London. Mr. Roberts earned a BSc in Economics and Politics from University of Bath in 1994.

Alex Chua is a Director. Mr. Chua is an experienced corporate finance executive and consultant with substantial international broad-based financial and management experience of over 25 years, with a focus in real estate investment and development, building construction and materials, healthcare and medical assurance sectors. From 2017 to present, Mr. Chua has been the Founder and Director of Lighthouse Business Consulting Pte Ltd, a boutique business consulting firm. Mr. Chua is also currently serving as a Non-Executive Independent Director of New Silkroutes Group Limited, a company listed on the Mainboard of SGX, and Heatec Jietong Holdings Limited, a company listed on the Catalist of SGX. Prior to that in 2019 to 2020, Mr. Chua served as Non-Executive Independent Directors of three other SGX listed companies. From 2015 to 2020, Mr. Chua served as a Board Member, Honorary Treasurer and alternate as Audit and Compliance Sub Committee’s Chairman of National Arthritis Foundation (NAF), Singapore. Mr. Chua also served as the Executive Director and Head of Non-Property Division of Pacific Star Development Limited, a company listed on the Catalist of SGX, from 2016 to 2017. From 2013 to 2015, Mr. Chua was an Executive Director and Chief Financial Officer of a now-delisted, Libra Group Limited. During the period from early 2002 to mid-2013, Mr. Chua advanced his career as an M&A planning advisor and Finance Director/Financial Controller over the years with market leading multinational companies of different industries, including International SOS Pte Ltd, Cemex Corporation, British Sugar Group Limited, Capitaland Limited, Vestas Wind System A/S, based in Beijing, Ho Chi Minh City and Singapore. From 1998 to 2001, Mr. Chua had been based in London, England as a UK Financial Controller with Parkway Holdings Limited (now part of IHH Healthcare Berhad, a company dual-listed on SGX and Bursa), which he was promoted from prior to his role as Group Internal Auditor. Mr. Chua started his career in October 1993 as an Audit Assistant with a local medium sized accounting and business advisory firm. Mr. Chua earned a Diploma of the Imperial College in Management and a Master of Business Administration from Imperial College London Business School. Mr. Chua is currently a Fellow of Chartered Certified Accountant (FCCA, UK), Certified Internal Auditor (CIA, USA), Chartered Accountant of Singapore (CA Singapore), Chartered Valuer and Appraiser (CVA) and a member of the Singapore Institute of Director (SID).

Ng Mun Huat is a Director. Mr. Ng started his career with UCMS Australia (part of Aegis Group) in Melbourne as a customer service consultant in 2003. He subsequently took up a corporate finance position in Southern Investment Bank Malaysia from 2004 to 2006 where he assisted a wide range of institutions in their Initial Public Offering (IPO) and structured numerous mergers & acquisitions (M&A transactions. From 2006 to 2008, Mr. Ng became a senior investment analyst in Commerce Asset Ventures (now merged with CIMB Private Equity). In that role, Mr. Ng focuses on venture capital where he discovers the high growth potential of emerging businesses and provides them with funding and managerial expertise. Mr. Ng oversaw and groomed businesses involved in oil & gas, retail and also information technologies. From 2009, Mr. Ng decided to begin his entrepreneurial journey by starting a fashion retail brand which he subsequently sold in 2017. From 2017 until present Mr. Ng, founded a human resource company specializing in the hiring of foreign manpower for the local industries. His company has to date successfully placed over 7000 foreign workers in local companies. Mr. Ng graduated with a Bachelor of Commerce from Curtin University, Australia majoring in Economics & Finance. He obtained his Masters in Applied Finance from Monash University Australia in 2002.

Fern Ellen Thomas is a Director. Ms. Thomas is a result-oriented, commercially minded executive with hands-on experience in management and business leadership and working with C-Suite executives and Boards of Directors. Ms. Thomas has a track record of proven ability to build strong finance organizations of various sizes by developing staffs, processes and systems to align with business needs. Ms. Thomas started off her career with PricewaterhouseCoopers as Transaction Service Director. From 2000 to 2007, Ms. Thomas, was the Vice President (Finance & Development) of the Interpublic Group of Companies, a Fortune 500 holding company managing a portfolio of operating companies in advertising, media, and communication services with total revenues of $6 billion. Ms. Thomas was the Senior Vice President (Finance Director Americas, from 2007 to 2009) and (International CFO, from 2009-2012) of Christie’s New York, one of the world’s largest auctioneers of fine and decorative art, jewelry, and collectibles. From 2013 to 2016, Ms. Thomas served as the CFO of New York Restoration Project prior to joining Cornerstone Capital, Inc as the CFO from 2016 to 2021. Presently, Ms. Thomas holds the Chief Financial and Administrative Officer position in one of the US largest law firms, GDLSK LLP. Ms. Thomas earned her Bachelor of Finance and Master of Business Administration from Rutgers University. Ms. Thomas has also obtained her CPA in New York State.

Karen Liew is an Executive Director. Since the inception of the Company, Ms. Liew has been holding the position as a Director overseeing the overall company’s business operations, general administrative and human resources matters, liaising with stakeholders in order to drive strategic company growth and is responsible for the overall performance of the business. Besides that, Ms. Liew also manages the development, implementation and execution of strategic marketing plans for the company. Ms. Liew has a diploma in Art and Design.

Vincent Hong is an Executive Director. Mr. Hong has more than 17 years of experience in the fields of telecommunication, fintech, corporate advisory and F&B industries. He started his career in a telecommunication company which serves multiple MNCs and government agencies. Mr. Hong has co-founded a boutique advisory firm and is currently working on advisory jobs for numerous clients from both local and overseas. He had advised on business structures, takeovers and mergers and is actively seeking to expand the foothold of the firm by teaming up with firms from overseas to broaden up the offering of services to existing and new clients. Mr. Hong graduated with Higher Diploma Bachelor of Marketing from the University of Curtin, Australia.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of December 8, 2023 with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of December 8, 2023. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 38,027,579 of our Ordinary Shares issued and outstanding on December 8, 2023, and 39,973,104 of our Ordinary Shares after this offering.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to our Ordinary Shares beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Title	Beneficially owned		Percent of Class Before Offering	Percent of Class After Offering
Officers and Directors
Victor Hoo	Chief Executive Officer, Chairman	19,075,719	(2)	50.2%	47.7%
Vivian Yong Hui Wun	Chief Operating Officer	777,884		2.1%	2.0%
Enyoo Hoeng Wei	Deputy Chief Operating Officer	562,536		1.5%	1.4%
Ang Zhi Feng	Chief Financial Officer	30,000		*	*
Audrey Liu Ser Wei	Chief of Corporate Affairs	713,338		1.9%	1.8%
Henry Chai Chin Loong	Chief Technology Officer	20,000		*	*
Carlson Thow	Chief Legal Officer	2,000		*	*
Deric Wong Wei Loong	Chief Marketing Officer	-		-	-
Marco Baccanello	Director	-		-	-
Jeremy Roberts	Director	-		-	-
Alex Chua Siong Kiat	Director	-		-	-
Ng Mun Huat	Director	-		-	-
Fern Ellen Thomas	Director	-		-	-
Karen Liew	Executive Director	5,460,020		14.4%	13.7%
Vincent Hong	Executive Director	2,000,000		5.3%	5.0%

Officers and Directors as a Group (total of 15 persons)		28,641,497		75.3%	71.7%
5% Stockholders
Victor Hoo	Chief Executive Officer, Chairman	19,075,719	(2)	50.2%	47.7%
Karen Liew	Executive Director	5,460,020		14.4%	13.7%
Vincent Hong	Executive Director	2,000,000		5.3%	5.0%

*	Less than 1%.

(1)	Unless otherwise indicated, the principal address of the named directors and directors and 5% stockholders of the Company is B03-C-8 Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur.

(2)	Includes 1,604,000 Ordinary Shares owned by V Invesco Fund (L) Limited, a company owned and controlled by Victor Hoo.

DESCRIPTION OF SECURITIES

We are a British Virgin Islands company limited by shares and our affairs are governed by our memorandum and articles of association and the BVI Act (each as amended, amended and restated or modified from time to time).

In respect of all of our Ordinary Shares we have power insofar as is permitted by law to redeem or purchase any of our shares and to increase or reduce the number of shares we are authorized to issue subject to the provisions of the BVI Act, and post-offering amended and restated memorandum and articles of association and to issue any of our shares, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions, subject to the provisions of our post-offering amended and restated memorandum and articles of association from time to time in force.

The Company is authorized to issue an unlimited number of Ordinary Shares of no par value each. As of December 8, 2023, there were 38,027,579 Ordinary Shares issued and outstanding.

All options, regardless of grant dates, will entitle holders to an equivalent number of Ordinary Shares once the vesting and exercising conditions are met. The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the BVI Act insofar as they relate to the material terms of Ordinary Shares that we expect will become effective upon the closing of this offering.

Ordinary Shares

General. We are authorized to issue an unlimited amount of Ordinary Shares, with no par value. Holders of Ordinary Shares have the same rights. All of our outstanding Ordinary Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Ordinary Shares are issued in registered form.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our post-offering amended and restated articles of association provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend. Holders of Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each Ordinary Share is entitled to one vote for each Ordinary Share registered in his or her name on our register of members. Holders of Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder.

A quorum required for a meeting of shareholders consists of two or more shareholders who hold at least one-half of all voting power of our shares in issue at the date of the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be held annually.

Transfer of Ordinary Shares. Under the BVI Act the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee to the Company. The instrument of transfer must be sent to the Company for registration. Subject to the Company’s post-offering amended and restated memorandum and articles of association the Company shall on receipt of an instrument of transfer enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay registration of the transfer for reasons that should be specified in a resolution of directors. The transfer of a registered share is effective when the name of the transferee is entered in the register of members. The entry of the name of a person in the Company’s register of members is prima facie evidence that legal title in the share vests in that person.

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s amended and restated memorandum and articles of association.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis. Any distribution of assets of the Company to holders of an Ordinary Share will be the same in any liquidation event (howsoever described).

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The BVI Act and our amended and restated articles of association permit us to purchase our own shares with the prior written consent of the relevant shareholders, a resolution of directors and in accordance with applicable law.

Variation of Rights of Shares. All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of a resolution passed by a simple majority of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.

A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to our amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Issuance of Additional Shares. Our post-offering amended and restated memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine.

Register of Members

Under the BVI Act we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the number and class of shares held by each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the BVI Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the BVI Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the High Court of the British Virgin Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The BVI Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. Under the BVI Act two or more companies, each a “constituent company”, may merge or consolidate. A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	include a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Shareholders’ Suits.

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the memorandum and articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and representative actions under certain circumstances.

The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a)	a merger;

(b)	a consolidation;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)	a redemption of 10 per cent, or fewer, of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(e)	an arrangement, if permitted by the BVI High Court.

Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum and articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our amended and restated memorandum and articles of association provides for the indemnification of our directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent.  Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Although British Virgin Islands law may permit shareholder actions by written consent, our post-offering amended and restated articles of association provide that shareholders may not approve corporate matters by way of a written resolution.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling shareholder meetings where such request is not made by shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested.

British Virgin Islands law and our amended and restated articles of association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be converted may request that the directors shall requisition a shareholder’s meeting. As a British Virgin Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated memorandum and articles of association, directors may be removed with or without cause, by a resolution of our shareholders, or with cause by a resolution of the directors.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date in which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders. See also “Shareholders’ Suits” above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the amended and restated memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Liquidation under the Insolvency Act

The Insolvency Act governs an insolvent liquidation. Pursuant to the Insolvency Act, a company is insolvent if (a) it fails to comply with the requirements of a statutory demand that has not be set aside pursuant to the Insolvency Act, execution or other process issued on a judgement, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company (b) a creditor (c) a member (d), the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a)	the company is insolvent;

(b)	the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c)	the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes) - preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors - the claims of non-secured creditors of the Company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the Company. Part VIII of the Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described above. However, so far as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of charges in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

Voidable Transactions

In the event of the insolvency of a company, there are four types of voidable transaction provided for in the Insolvency Act:

(a)	Unfair Preferences: Under section 245 of the Insolvency Act a transaction entered into by a company, if it is entered into within the hardening period at a time when the company is insolvent, or it causes the company to become insolvent (an “insolvency transaction”), and which has the effect of putting the creditor into a position which, in the event of the company going into insolvent liquidation, will be better than the position it would have been in if the transaction had not been entered into, will be deemed an unfair preference. A transaction is not an unfair preference if the transaction took place in the ordinary course of business. It should be noted that this provision applies regardless of whether the payment or transfer is made for value or at an undervalue.

(b)	Undervalue Transactions: Under section 246 of the Insolvency Act the making of a gift or the entering into of a transaction on terms that the company is to receive no consideration, or where the value of the consideration for the transaction, in money or money’s worth, is significantly less than the value, in money or money’s worth, of the consideration provided by the company will (if it is an insolvency transaction entered into within the hardening period) be deemed an undervalue transaction. A company does not enter into a transaction at an undervalue if it is entered into in good faith and for the purposes of its business and, at the time the transaction was entered into, there were reasonable grounds for believing the transaction would benefit the company.

(c)	Voidable Floating Charges: Under section 247 of the Insolvency Act a floating charge created by a company is voidable if it is an insolvency transaction created within the hardening period. A floating charge is not voidable to the extent that it secures: (i) money advanced or paid to the company, or at its direction, at the same time as, or after, the creation of the charge; (ii) the amount of any liability of the company discharged or reduced at the same time as, or after, the creation of the charge; (iii) the value of assets sold or supplied, or services supplied, to the company at the same time as, or after, the creation of the charge; and (iv) the interest, if any, payable on the amount referred to in (i) to (iii) pursuant to any agreement under which the money was advanced or paid, the liability was discharged or reduced, the assets were sold or supplied or the services were supplied.

(d)	Extortionate Credit Transactions: Under section 248 of the Insolvency Act an insolvency transaction entered into by a company for, or involving the provision of, credit to the company, may be regarded as an extortionate credit transaction if, having regard to the risk accepted by the person providing the credit, the terms of the transaction are or were such to require grossly exorbitant payments to be made in respect of the provision of the credit, or the transaction otherwise grossly contravenes ordinary principles of fair trading and such transaction takes place within the hardening period.

The “hardening period” (known in the Insolvency Act as the “vulnerability period”) in respect of each voidable transaction provision set out above is as follows:

(a)	for the purposes of sections 245, 246 and 247 of the Insolvency Act the period differs depending on whether the person(s) that the transaction is entered into with, or the preference is given to, are “connected persons” of the company within the meaning of the Insolvency Act:

(i)	in the case of “connected persons” the “hardening period” is the period beginning two years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company; and

(ii)	in the case of any other person, the “hardening period” is the period beginning six months prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company; and

(b)	for the purposes of section 248 of the Insolvency Act the “hardening period” is the period beginning five years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company regardless of whether the person(s) that the transaction is entered into with is a connected person.

The onset of insolvency for these purposes is the date on which an application for the appointment of a liquidator was filed (if the liquidator was appointed by the court) or the date of the appointment of the liquidator (where the liquidator was appointed by the members).

A conveyance made by a person with intent to defraud creditors is voidable at the instance of the person thereby prejudiced. There is no requirement that the relevant transaction was entered into at a time when one party was insolvent or became insolvent as a result of the transaction, and there is no requirement that the transferring party subsequently went into liquidation. However, no conveyance entered into for valuable consideration and in good faith to a person who did not have notice of the intention to defraud may be impugned.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the BVI Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a resolution of our shareholders.

Variation of Rights of Shares.  Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law and our post-offering amended and restated articles of association, all or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our post-offering amended and restated memorandum and articles of association may be amended with a resolution of our shareholders or, with certain exception by resolutions of directors.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Pre-Funded Warrants being Offered

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrant. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis.

Purpose. The term “pre-funded” refers to the fact that the purchase price of our Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001 per share. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Ordinary Shares which would result in such ownership of more than 4.99% (or, upon election of the holder, 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date. The Pre-Funded Warrants are immediately separable from the accompanying Series A Warrants and Series B Warrants and will be issued separately in this offering, but must be purchased together in this offering. The Pre-Funded Warrants will be issued in certificated form only.

Exercisability and Duration. The Pre-Funded Warrants offered hereby are immediately exercisable (subject to the beneficial ownership limitations described below), and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. The holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such notice is provided to us by the holder, and provided that in no event shall the beneficial ownership limitation exceed 9.99%.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Cashless Exercise

At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our Ordinary Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Governing Law. The Pre-Funded Warrants are governed by New York law.

Warrants being Offered

Overview

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the form of Series A Warrant and Series B Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth the form of Series A Warrant and Series B Warrant.

The Series A Warrants entitle the registered holder to purchase Ordinary Shares at an assumed exercise price equal to $2.57 per share (100% of an assumed combined offering price per Ordinary Share and Series A Warrant and Series B Warrant, which was the closing price of our Ordinary Shares on Nasdaq on December 6, 2023), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The Series B Warrants entitle the registered holder to purchase Ordinary Shares at an assumed exercise price equal to $2.57 per share (100% of an assumed combined offering price per Ordinary Share and Series A Warrant and Series B Warrant, which was the closing price of our Ordinary Shares on Nasdaq on December 6, 2023), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, 18 months after the closing of this offering.

The exercise price and number of Ordinary Shares issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances Ordinary Shares at prices below its exercise price.

Duration, Exercisability and Form. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance, in the case of the Series A Warrants, and 18 months after their original issuance, in the case of the Series B Warrants. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date to the Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Ordinary Shares issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and a current prospectus relating to the Ordinary Shares issuable upon exercise of the Warrants, the holders of the Warrants will have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and a current prospectus. The Warrants will be issued separately from the Ordinary Shares or the Pre-Funded Warrants, as the case may be, and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form only.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Ordinary Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%. However, the holder may increase or decrease such percentage upon notice to us, provided that any increase will not be effective until the 61st day after such notice is provided to us by the holder notice, and provided that in no event shall the beneficial ownership limitation exceed 9.99%.

Exercise Price. The assumed exercise price of the Warrants is $2.57 per Ordinary Share (100% of the assumed combined offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Ordinary Shares on Nasdaq on December 6, 2023). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional Ordinary Shares will be issued upon exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. However, the Warrants will not trade on the Nasdaq Capital Market and no trading market is expected to develop for the Warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Common Warrant will have the right to require us to repurchase its Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Warrant that is being offered and paid to the holders of our Ordinary Shares in connection with the fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The Warrants are governed by New York law.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VCIG”.

There is no established trading market for the Warrants and Pre-Funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Warrants or Pre-Funded Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Transfer Agent

The transfer agent for Ordinary Shares is VStock Transfer LLC, 18 Lafayette Pl, Woodmere, NY 11598.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our combined and consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply. The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the Ordinary Shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

BRITISH VIRGIN ISLANDS TAXATION

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

THE FOREGOING SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF ORDINARY SHARES AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF ORDINARY SHARES.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated October 13, 2023, we have engaged StockBlock to act as our exclusive placement agent to solicit offers to purchase the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any the Securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of the Securities, other than to use its “reasonable best efforts” to arrange for the sale of the Securities by us. Therefore, we may not sell all of the Securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us. This is a reasonable best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of 90 days following the closing of the offering, subject to certain exceptions, and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of a 6-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of Ordinary Shares, and no subsequent equity sales for 60 days.

Delivery of the Securities offered hereby is expected to occur on or about [●], 2023, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent an aggregate cash fee equal to 8% of the aggregate gross proceeds received in the offering. We will pay the Placement Agent a non-accountable expense allowance of up to $50,000, its accountable legal fees and expenses in an amount up to $150,000, and clearing expenses in an amount up to $15,950 in connection with this offering.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent fees and expenses described above, will be approximately $200,000. After deducting the placement agent fees and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $4,184,049 (based on an assumed combined public offering price per Ordinary Share and Series A Warrant and Series B Warrant of $2.57), which was the last reported sales price of our Ordinary Shares on Nasdaq on December 6, 2023.

The following table shows the per Ordinary Share and accompanying Series A Warrant and Series B Warrant and per Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant and total placement agent fees in connection with the sale of the Securities in this offering.

		Per Ordinary Share and Accompanying Warrants		Per Pre-Funded Warrant and Accompanying Warrants		Total
Public offering price	$	[●]	$	[●]	$	[●]
Placement Agent fees(2)	$	[●]	$	[●]	$	[●]
Proceeds before expenses to us(3)	$	[●]	$	[●]	$	[●]

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees the Placement Agent Warrants, to purchase up to 8% of the aggregate number of Ordinary Shares placed in this offering (including shares underlying any Pre-Funded Warrants), at an exercise price equal to 125% of the combined public offering price per Ordinary Share and accompanying Series A Warrant and Series B Warrant to be sold in this offering. The Placement Agent Warrants will be exercisable 180 days after issuance and will expire five years from the commencement of sales under this offering.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of warrant shares by the holders of the Placement Agent Warrants, then the Placement Agent Warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holders shall be entitled to receive a number of warrant shares as calculated in the Placement Agent Warrants.

The Placement Agent Warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the Placement Agent. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Lock-up Agreements

Each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 60 days following the date of closing of this offering. This means that, during the applicable lock-up period, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible, exchangeable or exercisable into Ordinary Shares, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

We have agreed that, except for certain exempt issuances described in the securities purchase agreement, for a period of 60 days following the closing of this offering, we will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than the prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan.

In addition, we have agreed, with certain exceptions, that for a period of 90 days following the closing of this offering, we will not enter into a Variable Rate Transaction.

Tail

In the event that any investors that were contacted by the Placement Agent or were introduced to us by the Placement Agent during the term of our engagement letter with the Placement Agent provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) within eighteen months following the termination or expiration of our engagement letter with the placement agent, we shall pay the Placement Agent the cash and warrant compensation provided above on the gross proceeds raised in such Tail Financing from such investors.

Other Relationships

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Regulation M Compliance

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our Ordinary Shares are listed on Nasdaq under the symbol “VCIG.” There is no established public trading market for the Warrants and Pre-Funded Warrants to be sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants or Pre-Funded Warrants on any national securities exchange.

Transfer Agent and Registrar

A register of holders of the Ordinary Shares is maintained by VStock Transfer, LLC.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent, or by its affiliates. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as a Placement Agent, and should not be relied upon by investors.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses in US dollars, excluding placement agent fees and estimated offering expenses, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

SEC registration fee	$3,099.60
FINRA filing fee	$3,650.00
Printer fees	$15,000.00
Legal fees and expenses	$150,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous expenses	$3,250.40
Total	$200,000.00

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to BVI law only will be passed upon for us by Carey Olsen (BVI) L.P. Sichenzia Ross Ference Carmel LLP may rely upon Carey Olsen (BVI) L.P. with respect to matters governed by British Virgin Islands law only. Haynes and Boone, LLP, New York, New York is acting as counsel to the Placement Agent.

EXPERTS

Our financial statements as of December 31, 2021 and December 31, 2022, and for the years then ended included in this prospectus by incorporation by reference to the Company’s Annual Report on Form 20-F have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report appearing therein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the British Virgin Islands, and our officers and directors are residents outside the United States. Moreover, a majority of our consolidated assets are located outside the United States. Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through our agent designated for that purpose. Nevertheless, substantially all of the consolidated assets owned by us are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States. There is no treaty between the United States and the British Virgin Islands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in the British Virgin Islands. There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in the British Virgin Islands. In making a determination as to enforceability of a judgment of the courts of the United States, the BVI courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in the unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to public policy, or if the judgment would conflict with earlier judgment(s) from British Virgin Islands or earlier foreign judgment(s) recognized in British Virgin Islands, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. BVI courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by BVI courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be made by a BVI court in a reported decision.

In addition, holders of book-entry interests in our shares will be required to exchange such interests for certificated shares and to be registered as shareholders in our shareholder register in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the BVI

A holder of book-entry interests in our shares may become a registered shareholder of our Company by exchanging such holder’s interest in our shares for certificated shares and being registered in our shareholder register. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Securities offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about our Securities. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Statements made in this prospectus concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains an internet website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Commission are incorporated by reference in this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2022, filed on May 15, 2023;

●	our Reports of Foreign Private Issuer on Form 6-K filed on April 18, 2023, June 13, 2023; June 28, 2023; July 21, 2023; and October 4, 2023; and

●	the description of our Ordinary Shares which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on March 31, 2023.

We also incorporate by reference all documents we file pursuant to Section 13 or Section 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13 or Section 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated herein by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Our website address is https://v-capital.co. Information contained in our website is not part of this prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

B03-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

+603 7717 3089

Up to 1,945,525 Ordinary Shares

Pre-Funded Warrants to Purchase Up to 1,945,525 Ordinary Shares

Series A Warrants to Purchase Up to 1,945,525 Ordinary Shares

Series B Warrants to Purchase Up to 1,945,525 Ordinary Shares

Placement Agent Warrants to Purchase Up to 155,642 Ordinary Shares

Ordinary Shares Underlying Series A Warrants

Ordinary Shares Underlying Series B Warrants

Ordinary Shares Underlying Pre-Funded Warrants

and

Ordinary Shares Underlying the Placement Agent Warrants

VCI Global Limited

(Incorporated in the British Virgin Islands)

PROSPECTUS

_________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a British Virgin Islands company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the British Virgin Islands courts as being contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association contain provisions that entitle the Company to indemnify against all expenses, including legal fees, and against all judgments fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person involved in legal proceeding by reason of the fact that the person is or was a director of the Company or the person, at the request of the Company, is or was serving as director, or any other capacity, of any other body corporate. The Company may only indemnify if the person acted honestly, in good faith, with a view to the best interest of the Company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of these provisions, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Item 7. Recent sales of unregistered securities.

Since the Company’s incorporation on November 30, 2021, the registrant has granted or issued the following securities of the registrant that were not registered under the Securities Act:

(a) Issuances of Capital Stock.

On April 8, 2022, we issued 33,300,100 Ordinary Shares to certain of our officers and directors and 100,000 Ordinary Shares to Acton Burnell Sdn Bhd, a company controlled by one of our directors for $0.0001 per share.

From July 2022 to November 2022, we issued 776,159 Ordinary Shares to accredited investors at an average price of $3.42 per share.

In October 2022, we issued 688,245 Ordinary Shares to Exchange Listing, LLC as part of their consulting compensation.

On May 3,  2022, the Company issued 229,453 Ordinary Shares to Exchange Listing, LLC pursuant to the exercise of a warrant with an issuance date of 11 February 2022.

On May 7,  2023, the Company issued 74,793 Ordinary Shares to Boustead Securities, LLC pursuant to the exercise of a warrant with an issuance date of 17 April 2023.

On May 29, 2023, the Company issued 600,000 restricted shares of the Company’s Ordinary Shares, at a value of $2.50 per share, to GlobexUS, inconsideration 500 shares of common stock, par value $.0001 per share of GlobexUS, pursuant to a share purchase agreement.

On August 1, 2023, the Company issued 286,533 restricted shares of the Company’s Ordinary Shares, at a value of $3.49 per share, to ZCity Sdn Bhd, as their service consideration pursuant to a software development agreement.

On August 7, 2023, the Company issued 14,327 restricted shares of the Company’s Ordinary Shares, at a value of $3.49 per share, to Outside The Box Capital Inc., as their consideration pursuant to a marketing agreement.

On October 1, 2023, the Company issued 14,045 restricted shares of the Company’s Ordinary Shares, at a value of $3.56 per share, to Outside The Box Capital Inc., as their consideration pursuant to a marketing agreement

These issuances of the capital stock were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Issuances of Warrants.

In March 2023, we issued a five-year warrant to purchase 250,000 Ordinary Shares to Exchange Listing, LLC as part of their consulting compensation. The exercise price is $4.00 per Ordinary Share.

The issuance of the warrant was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 8. Exhibits and Financial Statement Schedules

See Exhibit Index beginning on page II-4 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our combined and consolidated financial statements or the notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F (17 CFR § 249.220f) at the start of any delayed offering or throughout a continuous offering.

(5)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Number	Description
3.1	Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Registration on Form F-1 filed on March 16, 2023).

4.1	Form of Series A Warrant for the Purchase of Ordinary Shares

4.2	Form of Series B Warrant for the Purchase of Ordinary Shares

4.3	Form of Pre-Funded Warrant for the Purchase of Ordinary Shares

4.4	Form of Placement Agent Warrant for the Purchase of Ordinary Shares

4.5	Warrant Issued to Exchange Listing, LLC (incorporated by reference to Exhibit 4.2 of the Company’s Registration on Form F-1 filed on March 16, 2023).

5.1	Opinion of Carey Olsen (BVI) L.P., counsel to Registrant

5.2	Opinion of Sichenzia Ross Ference Carmel, counsel to the Registrant

10.1+	Employment Agreement, dated January 1, 2022 between Victor Hoo and the V Capital Kronos Berhad (incorporated by reference to Exhibit 10.1 of the Company’s Registration on Form F-1 filed on March 16, 2023).

10.2+	Employment Agreement, dated January 1, 2022 between Karen Liew and V Capital Kronos Berhad (incorporated by reference to Exhibit 10.2 of the Company’s Registration on Form F-1 filed on March 16, 2023).

10.3+	Employment Agreement, dated January 1, 2022 between Vincent Hong and V Capital Kronos Berhad (incorporated by reference to Exhibit 10.3 of the Company’s Registration on Form F-1 filed on March 16, 2023).

10.4	Capital Market Advisory Agreement dated February 1, 2022 between the Registrant and Exchange Listing, LLC. (incorporated by reference to Exhibit 10.5 of the Company’s Registration on Form F-1 filed on March 16, 2023).

10.5+	Employment Agreement, dated January 1, 2022 between Ang Zhi Feng and V Capital Kronos Berhad (incorporated by reference to Exhibit 10.6 of the Company’s Registration on Form F-1 filed on March 16, 2023).

10.6+	Employment Agreement, dated January 1, 2022 between Vivian Yong Hui Wun and V Capital Kronos Berhad (incorporated by reference to Exhibit 10.7 of the Company’s Registration on Form F-1 filed on March 16, 2023).

10.7	Subscription Booklet by and between VCI Global Limited and GlobexUS Holdings Corp. (incorporated by reference to Exhibit 99.1 of the Company’s Report of Foreign Private Issuer on Form 6-K filed on June 28, 2023).

10.8	Collaboration Agreement dated as of July 19, 2023, by and between VCI Global Limited and Treasure Global Inc (incorporated by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K filed on July 21, 2023).

10.9	Software Development Agreement dated as of July 20, 2023, by and between VCI Global Limited and Gem Reward Sdn Bhd (incorporated by reference to Exhibit 10.2 of the Company’s Report of Foreign Private Issuer on Form 6-K filed on July 21, 2023).

10.10	Form of Securities Purchase Agreement

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Company’s Registration on Form F-1 filed on March 16, 2023)

23.1	Consent of WWC, PC.

23.2	Consent of Carey Olsen (BVI) L.P (included in Exhibit 5.1)

23.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)

107	Filing Fee Table

+	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia on December 8, 2023.

VCI GLOBAL LIMITED

By:	/s/ Victor Hoo
Victor Hoo
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Victor Hoo	Chairman and Chief Executive Officer	December 8, 2023
Victor Hoo	(Principal Executive Officer)

/s/ Ang Zhi Feng	Chief Financial Officer	December 8, 2023
Ang Zhi Feng	(Principal Accounting and Financial Officer)

/s/ Karen Liew	Executive Director	December 8, 2023
Karen Liew

/s/ Vincent Hong	Executive Director	December 8, 2023
Vincent Hong

/s/ Marco Baccanello	Director	December 8, 2023
Marco Baccanello

/s/ Alex Chua Siong Kiat	Director	December 8, 2023
Alex Chua Siong Kiat

/s/ Ng Mun Huat	Director	December 8, 2023
Ng Mun Huat

/s/ Jeremy Roberts	Director	December 8, 2023
Jeremy Roberts

/s/ Fern Allen Thomas	Director	December 8, 2023
Fern Allen Thomas